December 22, 1995


Securities and Exchange Commission 450 5th Street, N.W.
Washington,  DC  20549

         RE:      Templeton Variable Products Series Fund
                       (File Nos. 33-20313 and 811-5479)

Dear Sirs:

         Attached hereto for electronic filing pursuant to the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 ACT") is Post-Effective Amendment No. 10 to the registration statement on Form N-1A,for Templeton Variable Products Series Fund (the "Registrant").

         This purpose of this amendment is to add to the registration statement a new prospectus and additional disclosure to the statement of additional information regarding Templeton Developing Markets Fund (the "Fund"), a new series of shares of the Registrant. The Registrant proposes that this post-effective amendment become effective on March 6, 1996 pursuant to Rule 485(a)(2) or such earlier date as the Commission may declare it effective pursuant to Rule 485 (a)(3). The Registrant and its principal underwriter intend to submit requests that the effectiveness of the amendment be accelerated to March 1, 1996. In this regard, please note that the disclosure regarding the Fund's investment objective and policies is substantially similar to disclosure previously reviewed by the staff in connection with the registration of Templeton Developing Markets Trust (File Nos. 33- 42163, 811-6378). All other disclosure regarding the Fund and the Registrant is substantially similar to disclosure previously reviewed by the staff in connection with the registration of the other series of the Registrant. Accordingly, the Registrant hereby requests selective review of this Post-Effective amendment.

         The Registrant intends to file a further amendment pursuant to Rule 485
(b) before the effectiveness of this amendment, which will include audited financial statements of the other series of the Registrant, as required by Form N-1A.

         Please direct any comments or questions regarding this filing to the undersigned at (800) 237-0738, extension 7642.

                                              Sincerely,


                                             /s/ELLEN F. STOUTAMIRE

                                              Ellen F. Stoutamire
                                              Associate Counsel


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